EXHIBIT 4.2


             HCA-HOSPITAL CORPORATION OF AMERICA

                1992 STOCK COMPENSATION PLAN

SECTION 1.Purposes

          The purpose of the 1992 Stock Compensation Plan (the "Plan") is to advance the interests of HCA-Hospital Corporation of America (the "Company") and its stockholders by providing incentives to officers, directors and other key employees of the Company and its subsidiaries who contribute significantly to the strategic and long-term performance objectives and growth of the Company by their invention, ability, industry, loyalty or exceptional service. The Plan is intended not only as a means of attracting and retaining outstanding management but also of promoting a close identity of interests between the Company's management and its stockholders.

SECTION 2.Definitions

          The following terms, when used in the Plan, shall have the meanings set forth below:

     Award: An award or grant of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Unit, Performance Share or Performance Unit, or any combination thereof, by the Committee in its discretion to a Participant under the Plan or at the election of a Participant who is a director but not an employee of the Company or its subsidiary pursuant to the provisions of Section 10(d) of the Plan.

     Board:  The Board of Directors of the Company.

     Code: The Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with the rules, regulations and interpretations promulgated thereunder.

     Committee: The Compensation Committee of the Board, or such other committee as may be duly appointed by the Board from time to time to administer the Plan, in either case so constituted as to permit the Plan to comply with Rule 16b-3 with respect to grants to individuals subject to
Section 16 of the Exchange Act.

     Common Stock: The Class A Common Stock of HCA-Hospital Corporation of America having a par value of $.01 per share, or such other class of shares or other securities as may be applicable pursuant to Section 14.

     Company: HCA-Hospital Corporation of America, a Delaware corporation.

     Deferred Compensation Stock Option: Any Stock Option granted pursuant to Section 6 of the Plan that is specifically designated as such.

     Director:  A member of the Board of Directors of the Company.

     Disability: Long-term disability as determined in accordance with the Company's long-term disability plan.

     Exchange Act: The Securities Exchange Act of 1934 as amended and in effect from time to time, or any successor statute.

     Fair Market Value: As applied to the Common Stock on any given day, the average of the "high" and "low" prices of such stock on the trading day next preceding such date as reported by The Wall Street Journal or if the "high" and "low" prices were not so reported, the average of the "bid" and "asked" prices as reported by The Wall Street Journal for the previous trading day, or if such stock is not so reported, as determined by the Committee in good faith.

     Fiscal Year: The twelve-month period used as the annual accounting period by the Company.

     Incentive Stock Option: Any Stock option granted pursuant to the provisions of Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     Non-Qualified Stock Option: Any Stock Option granted pursuant to the provisions of section 6 of the Plan that does not qualify as an Incentive Stock Option.

     Participant: Any officer, director or other employee of the Company or of any direct or indirect subsidiary of the Company who is selected to participate in the Plan by the Committee provided grants to any Director who is not an employee of the Company must be made in a manner so that the Plan is and remains in compliance with Rule 16b-3.

     Performance Award:  An Award granted pursuant to the provisions of
Section 9 of the Plan, the vesting of which is contingent on attainment of Performance Goals.

     Performance Cycle: The period of time, designated by the Committee, during which performance is measured for the purpose of determining whether a Performance Award has been earned.

     Performance Share: A unit of value with each unit equivalent in value to one (1) share of Common Stock and granted pursuant to the provisions of Section 9 of the Plan.

     Performance Goals: The financial, strategic or other goals and objectives of the Company or any division or financial unit thereof and such other individual performance criteria and objectives as may be established from time to time by the Committee, including, but not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices and attaining growth rates and other comparable measurements of Company performance.

     Performance Unit: A unit of value with each unit representing such monetary amount as designated by the Committee and granted pursuant to the provisions of Section 9 of the Plan.

     Plan: The Stock Compensation Plan herein set forth, as amended from time to time.

     Restricted Award: An Award granted pursuant to the provisions of Section 8 of the Plan.

     Restricted Period: The period of time, designated by the Committee, Restricted Awards are subject to the restrictions determined in accordance with Section 8 of the Plan.

     Restricted Stock: Shares of Common Stock awarded pursuant to the provisions of Section 8 of the Plan.

     Restricted Unit: A unit of measurement equivalent to one share of Common Stock awarded pursuant to the provisions of Section 8 of the Plan but with none of the attendant rights of a stockholder including without limitation the right to vote; provided, however, such unit, at the discretion of the Committee, may be accompanied by dividend equivalent or payment rights.

     Retirement: Separation from service at or after the attainment of age 65 or at an earlier age only if (i) permitted by the Committee in its sole discretion or (ii) as the result of an election to take early retirement pursuant to any tax-qualified employee pension benefit plan sponsored by the Company or its subsidiary.

     Rule 16b-3: Securities Exchange Commission Regulation 240.16b-3 or any successor regulation.

     Share Reserve: The share reserve established pursuant to Section 5 of the Plan.

     Stock Appreciation Right: An Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of Grant, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

     Stock Option: An option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

SECTION 3.Administration

     The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend, waive and rescind rules and regulations, to determine the terms of Awards and to make all other determinations necessary or desirable for the Plan's administration. All action taken by the Committee in the administration and interpretation of the Plan, and all financial statements certified by the Company's Controller in respect of the Plan, shall be final and binding on all concerned. The Plan is intended to be administered by disinterested parties and to qualify for the exemption provided in Rule 16b-3 and shall be interpreted and construed in accordance with this purpose.

SECTION 4.Participation

     Subject to the provisions of the Plan, the Committee may at any time, and from time to time, make Awards under the Plan in any form provided pursuant to Sections 6 through 10 of the Plan, or in any combination thereof or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other employee plan of the Company, including the plan of any acquired entity. The Committee shall select the Participants to be granted Awards, determine the amounts and type or types of Awards to be made, set forth the terms, conditions and limitations applicable to each Award, and prescribe the form of the instruments embodying Awards made under the Plan. No individual shall at any time have the right to be selected as a Participant. No Participant, having been granted an Award, shall have the right to be granted an additional Award in the future. At the Committees's sole discretion, the Committee may cancel any Award (with the consent of the Participant) provided such cancelled Award is replaced with a new Award containing such terms and conditions (including, without limitation, current pricing) as the Committee deems in the best interest of the Company.

SECTION 5.Share Reserve

     Subject to adjustment as permitted under this Section 5 or as required by Section 14 hereof, the aggregate number of shares of Common Stock that may be distributed to Participants under the Plan may not exceed 9,500,000 shares plus additional shares on each December 31 commencing on December 31, 1992 equal to the lesser of (i) 1% of the sum of (x) the Company's outstanding shares of Common Stock on such date and
(y) the shares of Common Stock any person has a right to acquire within 60 days through the exercise of options or warrants or through the conversion of a security or (ii) 5% of the sum of (x) the Company's outstanding shares of Common Stock on such date and (y) the shares of Common Stock any person has a right to acquire within 60 days through the exercise of options or warrants or through the conversion of a security minus the number of shares then available for the granting of Awards under this Plan on such date (the "Share Reserve"). Such shares may be either authorized but unissued shares, treasury shares or shares issued and thereafter acquired by the Company. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Common Stock which equal the value of Restricted Units, Stock Appreciation Rights and Performance Shares and other stock based Awards in each case determined as at the dates on which such Awards are granted. If any Awards are forfeited or terminate, expire unexercised, are settled in cash in lieu of stock or are exchanged for other Awards (in the discretion of the Committee), the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan in accordance with the following provisions: (i) shares of Common Stock underlying expired or cancelled and unexercised Stock Options or other derivative securities may freely be added back in determining the number of shares available for issuance under the Plan and (ii) shares previously counted against the maximum issuable under the Plan may be added back to the number available under the Plan (x) where the shares are subject to the limited stock appreciation rights exercised for cash as set forth in Section 7 hereof,
(y) where the shares are reacquired or otherwise never issued due to a forfeiture of an Award of Restricted Stock or similar Award provided the forfeiting Participant received no benefits of ownership such as dividends from the forfeited shares or (z) in those further factual circumstances (beyond the factual circumstances identified in clauses (i) and (ii)(x) and (ii)(y) above) in which the Securities and Exchange Commission, or its staff, allows such adding back of shares to plans. (A Participant shall not have been deemed to receive benefits of ownership where the Participant has voting rights or where dividends accumulate but due to forfeiture never are realized.) No fractional shares of Common Stock shall be issued under the Plan. The proceeds received by the Company from the Participants hereunder shall be added to the general funds of the Company and as such shall be used from time to time for such corporate purposes as the Board may determine.

SECTION 6.Stock Options

          (a) Awards of Stock Options. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Awards of Stock Options made pursuant to the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options or Deferred Compensation Stock Options. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan. In addition, reload Stock Options may be granted whereby when any Stock Option is exercised by paying the exercise price with Common Stock, the Participant automatically will be granted an additional Stock Option with such terms and conditions as the Committee may approve under guidelines adopted to conform with Rule 16b-3.

          (b) Exercise Price. The exercise price per share of Common Stock deliverable upon the exercise of each Stock Option shall be determined by the Committee at the date such Stock Option is granted.
Such exercise price may be less than the Fair Market Value of Common Stock at the time of grant but in no event shall the exercise price be less than the par value of the Common Stock; provided, however, in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant of such Incentive Stock Option. If the exercise price is less than the Fair Market Value, the Committee shall establish the method used for determining the exercise price. The Committee may grant to Participants holding outstanding Stock Options, in exchange for the surrender and cancellation of such Stock Options, new Stock Options having purchase prices higher or lower than the purchase price as provided in the surrendered Stock Options and containing such other terms and conditions as the Committee may deem appropriate in its sole discretion.

          (c) Exercise Period. Stock Options shall become exercisable in whole or in part on such date or dates as shall be determined by the Committee at the date of grant. The Committee may, in its sole discretion, accelerate the time at which any Stock Option may be exercised whether or not such right is set forth in the terms of any option certificate or agreement evidencing such Stock Option. Each Stock Option which is not yet exercisable by the Participant shall terminate and be forfeited back to the Company if and when the Participant shall terminate employment with the Company, except as the Committee may otherwise determine. Any exercisable Stock Options shall remain exercisable for such period after termination of employment as shall be determined by the Committee either (i) at the time the Stock Option is granted or (ii) at or around the time of termination of employment, and such period of exercisability after termination of employment may extend beyond the expiration of the original exercise period of the Stock Option except with respect to Incentive Stock Options.

          (d) Option Term. Each Stock Option shall expire on such date or dates as the Committee may determine at the time the Stock option shall be granted; provided, however, the term of Incentive Stock Options shall not exceed the earlier of three (3) months after termination of employment (or in the case of death or disability twelve (12) months) or ten (10) years after the date of grant.

          (e) Method of Exercise. Any Stock Option granted under the Plan may be exercised solely by the person to whom granted (or, in the event of Disability, by his guardian or legal representative) or, in the case of such person's death, by the person's legal representative. Each Stock Option shall be exercised by written notice to the Company in the manner set forth in the option certificate or agreement evidencing such Stock Option. As soon as practicable after receipt by the Company of the notice of exercise and of payment of the option price for all shares of Common Stock with respect to which a Stock Option has been exercised, a certificate or certificates representing such shares shall be registered in the name or names of the Participant or his successor and shall be delivered to the Participant or his successor at the Participant's address as it appears in the records of the Company or such other address as may be designated by the Participant. Payment for shares purchased upon exercise of a Stock Option shall be made (a) in full in cash or by check at the time of exercise, (b) in whole or in part by the surrender of shares of Common Stock, such Common Stock to be credited against the option price in an amount equal to its Fair Market Value, (c) pursuant to Regulation T cashless exercises or pursuant to such procedures therefore established by the Committee, or (d) with the consent of the Committee and subject to any applicable restrictions imposed by law, in deferred compensation credits, notes, restricted stock, other contingent awards denominated in stock or cash, or other means, and upon such terms and conditions including provision for securing the payment of the same, as the Committee, in its discretion, shall determine are consistent with the Plan's purposes and applicable law. In no event, however, shall the Committee provide for the payment of any option price unless, at the time of exercise of the Stock Option to which such option price relates, the holder of the Stock Option pays in cash or by check an amount equal to not less than the aggregate par or stated value of the shares being acquired.

          (f) Option Certificate or Agreement. Each Participant shall receive an option certificate or agreement, which shall contain such provisions, consistent with the provisions of this Plan, as may be established at any time or from time to time by the Committee. Each option certificate or agreement may provide, in the discretion of the Committee, that the issuance of the Common Stock shall be conditioned upon the receipt from the person exercising such Stock Option of a representation, or other instruments in form and substance satisfactory to the Committee, indicating that at the time of such exercise it is his present intention to acquire the Common Stock being purchased for investment and not with a view to the resale or distribution of any part thereof. Neither the Participant nor his legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any Stock Option, in whole or in part, unless and until certificates for such shares shall have been issued. The form of option certificate or agreement authorized by the Plan may contain such other provisions as the Committee shall deem advisable. The Committee may vary the terms and provisions of individual option certificates or agreements on a case by case basis and shall not be required to make all option certificates or agreements uniform.

          (g) Special Rules for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, (i) the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code and (ii) if the Participant owns more than 10% of the voting stock of the Company (or a subsidiary thereof), the exercise price of the Incentive Stock Options must be at least 110% of the Fair Market Value of the Common Stock at the time of grant and such Incentive Stock Options cannot be exercisable after five (5) years.

          (h) Deferred Compensation Stock Options. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

     Amount of Compensation to be Deferred Number of Fair Market Value - Stock Option Price = Shares

Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program or arrangement of the Company as permitted by the Committee. Deferred Compensation Stock Options will be granted only if the Committee has reasonably determined that the recipient of such a Stock Option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code and, in this regard, the Committee shall consider whether the Award shall not be exercisable for at least six months from the date of grant.

          (i) Limited Rights. If so authorized by the Committee, any option certificate or agreement may provide that the Company may with the consent of the Participant, or the Participant may, at any time or from time to time, cancel all or any portion of any Stock Option granted under the Plan then subject to exercise, in which event the Company may discharge its obligation in respect of the Stock Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Stock Option so cancelled over the aggregate option price of such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value, at such time, equal to any such excess, or by a combination of cash and shares provided the form of any such limited stock appreciation right shall comply with Rule 16b-3 and the pronouncements of the Securities and Exchange Commission related thereto. In addition, if so authorized by the Committee, a limited right may be awarded, at any time or from time to time, in connection with any Stock Option granted under the Plan subject to such terms and conditions as may be determined by the Committee with respect to the exercise of such limited right in the event there is a threatened or actual change in control of the Company provided the form of any such limited stock appreciation right in respect of a change in control of the Company shall comply with Rule 16b-3 and the pronouncements of the Securities and Exchange Commission related thereto. Upon any such payment such Stock Options shall be deemed to have been exercised.

SECTION 7.Stock Appreciation Rights

          (a) Awards of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in tandem with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

          (b) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. Unless the Committee has established an automatic exercise date, a stock appreciation right may be exercised by a person subject to Section 16 of the Exchange Act only during the window periods following the Company's release of financial data pursuant to Section 13(a) of the Exchange Act, as set forth in Rule 16b-3.

          (c) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock, in Deferred Compensation Stock Options or any combination thereof, as the Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 17(h)) shall be paid in cash.

SECTION 8. Restricted Awards

          (a) Awards of Restricted Shares or Restricted Units. Awards of Restricted Stock or Restricted Units may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares or units during the Restricted Period and the requirement that the Participant forfeit such shares or units back to the Company upon termination of employment for specified reasons within the Restricted Period. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan.

          (b) Restricted Period. At the time an Award of Restricted Stock or Restricted Units is made, the Committee shall establish the Restricted Period applicable to such Restricted Stock or Restricted Units during which period of time such Restricted Stock or Restricted Units are subject to a substantial risk of forfeiture in accordance with this Section and Section 13 hereof. During the Restricted Period, such Restricted Stock or Restricted Units may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or encumbered. Each Restricted Award may have a different Restricted Period. The Committee may, at its sole discretion, at the time a Restricted Award is made prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock or Restricted Units. The Committee may also, at its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock or Restricted Units.

          (c) Rights of Holders of Restricted Stock. Except for the restrictions described in Section 8(b), the Participant shall be the owner of the Restricted Stock and shall have all the rights of a stockholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock; provided, however, at the discretion of the Committee cash, stock or other dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends at a rate and subject to such terms as determined by the Committee. Dividends so withheld shall not be subject to forfeiture.

          (d) Delivery of Restricted Stock. Restricted Stock awarded to a Participant under the Plan may be held under the Participant's name in a book entry account maintained by the Company or, if not so held, stock certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. A Participant shall be entitled to delivery of stock certificates only when they become vested in accordance with the provisions of this Section and Section 13 and upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee.

          (e) Forfeitures. Except to the extent that the Participant's right to receive a Restricted Award without restrictions shall have vested, each Participant's right to any Restricted Award shall be forfeited if and when such Participant ceases to be a Participant or when any prescribed condition for the lapse or termination of restrictions is not satisfied. If forfeited, all such stock shall become the property of the Company and shall again immediately become available for award under the Plan and all of the rights of such Participant to such Restricted Award and as a stockholder shall terminate without further obligation on the part of the Company.

          (f) Section 83(b) Election. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to Restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

          (g) Special Provision Regarding Restricted Units. In the case of an Award of Restricted Units, no shares of Common Stock shall be issued at the time the Award is made, and the Company shall not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to include in the Award and, if included whether to credit to the account of, or to currently pay to, a Participant who has an Award of Restricted Units an amount equal to the cash, stock or other dividends paid by the Company upon one share of Common Stock for each Restricted Unit then credited to such Participant's Account ("Dividend Equivalents") as provided in Section 12 hereof. Neither the Participant nor his legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of Restricted Units.

          (h) Payment of Restricted Units. Upon the expiration or termination of the Restricted Period and the satisfaction of any other restrictions or conditions prescribed by the Committee in respect of a Restricted Unit, the Company shall deliver to the Participant or the Participant's estate or beneficiary, as the case may be, one share of Common Stock for each vested Restricted Unit together with any Dividend Equivalent held in respect thereof; provided, however, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for the vested Restricted Units. The amount of any such cash payment shall be determined by multiplying the Fair Market Value of one share of Common Stock at the time the Restricted Unit vested by the number of Restricted Units for which such Participant is receiving payment in cash. No payment will be required from the Participant upon the award of any Restricted Unit, the crediting or payment of any Dividend Equivalents, or the delivery of Common Stock or the payment of cash in respect of vested Restricted Units, except as set forth in Section 17(c). The Restricted Unit award agreement may permit a Participant to request that the payment of vested Restricted Units (and Dividend Equivalents and the interest thereon with respect to such vested Restricted Units) be deferred beyond the payment date specified in the agreement. The Committee shall, in its sole discretion, determine whether to permit such deferment and to specify the terms and conditions, which are not inconsistent with the Plan, to be contained in the agreement. In the event of such deferment the Committee may determine whether and at what rate interest shall be credited on any Dividend Equivalents.

SECTION 9.  Performance Awards

          (a) Awards of Performance Shares or Performance Units. Performance Awards may be granted under the Plan in the form of Performance Share Grants or Performance Units Grants and subject to such terms and conditions as the Committee may from time to time approve, including, without limitation, the requirement that the Participant forfeit such Award or a portion of such Award in the event certain Performance Goals are not met within the Performance Cycle. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any particular Participant.

          (b) Performance Goals and Performance Cycles. Performance Awards shall provide that in order for a Participant to vest in such Awards certain Performance Goals must be achieved over a designated performance period ("Performance Cycle") as shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Cycle before, or as soon as practicable after, the commencement of the Performance Cycle. The Committee may also establish a schedule or schedules for such Performance Cycle setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance

Goals actually achieved or exceeded. During the Performance Cycle, the Committee shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate in recognition of extraordinary or nonrecurring events, changes in applicable accounting rules or principles or such other events, changes, occurrences, conditions or circumstances as the Committee determines warrant such adjustment.

          (c) Payment of Performance Awards. In the case of Performance Stock, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award. In the case of a Performance Unit, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned or in the discretion of the Committee only the appreciation of the value of such unit. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Cycle in cash, in shares of Common Stock, in Deferred Compensation Stock Options, in other equity-based units or any combination thereof, as the Committee in its sole discretion shall determine.

SECTION 10.Other Stock-Based and Combination Awards; Outside Director Election of Awards; Certain Awards to Section 16 Persons

          (a) Grant.  The Committee may grant to Participants other
Awards under the Plan pursuant to which Common Stock is or may in the future be acquired (including, without limitation, the grant of unrestricted shares of Common Stock equal to the amount of cash compensation, cash bonuses or other cash payments under any other incentive compensation plan or arrangement forgiven by a Participant), or Awards denominated in stock units, including, without limitation, ones valued using measures other than Fair Market Value. Such Other Stock - Based Grants may be granted either alone, in addition to or in tandem with any other type of Award granted under the Plan.

          (b) Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other incentive compensation arrangement or employee plan of the Company, including the plan of any acquired entity.

          (c) Eligibility. Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

          (d) Outside Director Election of Awards. A director who is not an employee of the Company or its subsidiary may elect to receive his director fees (i) in an Award hereunder of Deferred Compensation Stock Options pursuant to the formula set forth in Section 6(h) with the Stock Option Price being $1.00 per share, (ii) in an Award hereunder of Common Stock pursuant to the following formula:

     Number of =    Amount of Cash Compensation Invested
     Shares                   Fair Market Value

or (iii) partly in cash and partly in the foregoing securities. Such election by such Director shall be made pursuant to an irrevocable election made by the director at least six months in advance of the effective date of the transaction, unless counsel for the Company advises that such six-month advance election shall not be necessary for the transaction to be exempt from Section 16(b) of the Exchange Act. Notwithstanding the foregoing, no such director may elect Deferred Compensation Stock Options if tax counsel for the Company has not reasonably concluded that the recipient of such a Stock Option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code and each such Award shall contain a provision stating that it is not exercisable for six months from the date of grant unless tax counsel for the Company approves the omission of such provision. Notwithstanding the provisions of Section 3 above, the provisions of this Section 10(d) shall be administered by the Company's Chief Executive Officer, to the same extent that the Committee administers the remainder of the Plan pursuant to said Section 3.

          (e) Certain Awards to Section 16 Persons. In the event the Committee wishes to grant an Award of either (i) Deferred Compensation Stock Options or (ii) shares of Common Stock to an individual subject to
Section 16 of the Exchange Act equal to cash compensation otherwise due such individual by the Company or a subsidiary, such Award by the Committee shall only be made if such individual has made an irrevocable election to receive such Award in lieu of cash compensation at least six months prior to the grant, unless counsel for the Company advises that such six-month advance election shall not be necessary for the transaction to be exempt from Section 16(b) of the Exchange Act.

SECTION 11.Deferral Elections

     The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of interest on such deferred amounts credited in cash, (b) the payment or crediting dividend equivalents in respect of deferrals credited in units of Common Stock, (c) granting of Deferred Compensation Stock Options; and
(d) granting of other equity-based units, or any combination thereof, as determined by the Committee in its sole discretion.

SECTION 12.Dividend Equivalents

     Awards of Stock Options, Stock Appreciation Rights, Restricted
Units, Performance Awards, and other stock-based Awards may, in the discretion of the Committee, include Dividend Equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash, stock or other dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

SECTION 13.  Special Vesting Rules

          (a) Death, Disability or Retirement. Notwithstanding any other provision of the Plan, the Committee may provide that a Participant shall be vested in none, any part or all or any portion of such Participant's Awards not previously vested if his employment by the Company is terminated because of death, Disability or Retirement.

          (b) Termination of Employment. A Participant shall cease vesting in all or any portion of an Award as of the date of his termination of employment if he voluntarily terminates his employment by the Company or if he is terminated for "Cause," which shall mean any discharge for reasons other than Disability or Retirement based upon dishonest or fraudulent actions or willful misconduct, for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company. The Committee may provide in the Award or, in its discretion at or about the time of a termination of employment of the Participant by the Company without Cause, that a Participant whose employment is terminated by the Company without Cause shall vest in all or any portion of his Award in which he would otherwise have vested either (i) at the end of the Fiscal Year in which his termination occurs if his employment had not actually terminated or (ii) at any date subsequent thereto in the discretion of the Committee. Any Award (or portion thereof) not so vested upon the termination of employment shall be forfeited.

          (c) Amendments. The Committee may amend the vesting schedules, restrictions or other conditions in any Award; provided, however, that no such amendment shall reduce interests in the Plan that were vested prior to the date of such amendment without the consent of the Participant holding such vested interest; provided further, however, the Committee may, notwithstanding any other provision hereof or in the Award, annul any Awards made to a Participant if such Participant is terminated for "Cause" as defined in Section 13(b) hereof, or if such Participant becomes employed with a competing company as determined by the Committee in its sole discretion.

SECTION 14. Adjustment Provisions

     In the event that the Common Stock should, as a result of a stock split, stock dividend, stock rights offering or special dividend or combination of shares or other change or exchange for other securities by reclassification or otherwise, be increased or decreased or changed into, or exchanged for, a different number of kind of shares or other securities of the Company or any other corporation, or in the event of a spin-off, spin-out or other distribution of assets to stockholders or the assumption or conversion of outstanding grants pursuant to an acquisition, the number and kind of shares then subject to Awards granted under the Plan and the number of shares then remaining in the Share Reserve and the exercise price per share in outstanding Options, shall be appropriately adjusted by the Committee to reflect such action.

SECTION 15.  Amendment or Discontinuance of the Plan

     The Plan may be amended, suspended or terminated by the Board in whole or in part at any time, with prospective or retroactive effect, provided that, no amendment, suspension or termination of the Plan shall adversely affect, except with the consent of the holder, and rights or obligations with respect of Awards theretofore granted and provided, further, if any such amendment requires stockholder approval pursuant to Rule 16b-3 or other regulatory requirement, such approval shall be obtained at the level of approval so required and provided, further, that, without shareholder approval, the Board may not (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan (except as provided herein) or (c) materially modify the requirements as to eligibility for participation under the Plan. Notwithstanding anything to the contrary set forth herein, if any provision herein shall be determined at any time to be in violation of Rule 16b-3, or to have created any unintended tax results, such provision shall, upon such determination, automatically be deemed inoperative, void and of no force and effect as if never set forth herein and may be deleted from the Plan or amended by the Board at any time with prospective or retroactive effect.

SECTION 16.  Listing and Qualification of Shares

     The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock pursuant to any Award until completion of such stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations, including, but not limited to a written representation that the shares are to be acquired for investment and not for resale or with a view to the distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. The Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

SECTION 17.  Other Provisions

          The following miscellaneous terms and conditions are also in effect under the Plan:

          (a) No Right to Employment, etc. No person shall have any claim or right to be granted an Award under the Plan, and no Participant shall have any right under the Plan to be retained in the employ of the

Company. No Participant or other person shall have any right with respect to the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met. No person shall have any rights as a stockholder by virtue of an Award of a Stock Option to him except with respect to Common Stock actually issued to him, and the issuance of shares under an Option Agreement shall confer no retroactive right to dividends.

          (b) Non-Transferability of Awards. Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan shall be assignable or transferable and no security, right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

          (c) Tax Withholding. All Awards and distributions of shares or other payments pursuant to the Plan shall be subject to withholding required by applicable Federal, state and local laws, and the Committee may make such arrangements for the payment of any withholding taxes on Awards or distributions as it deems satisfactory, including, but not limited to (i) reducing the number of shares of Common Stock, based upon their Fair Market Value, or cash, otherwise deliverable to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (ii) with the consent of the Participant, deducting the amount required to be withheld from salary or any other amount then or thereafter payable to a Participant, beneficiary or legal representative, and (iii) requiring Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld in cash or in Common Stock already owned (valued at the Fair Market Value) as a condition of releasing the Common Stock and any other distributions related thereto. If a Participant subject to Section 16 of the Exchange Act wishes to pay his tax withholding by having the shares of Common Stock otherwise deliverable to him be reduced by the Company, the Committee (i) may require such Participant to make a standing written election to utilize stock withholding to pay such taxes at least six months prior to the date required for the stock withholding, (ii) may require the Participant otherwise to comply with the provisions of Rule 16b-3 in connection with such withholding or (iii) may require only that such Participant acknowledge in a form provided by the Company that such share withholding may be a "sale" pursuant to Section 16 of the Exchange Act.

          (d) Expenses. Any expenses of administering the Plan shall be borne by the Company.

          (e) New Participants. Certain Awards may be granted under the Plan from time to time in substitution for stock options, restricted shares, restricted units, performance units, stock appreciation rights or other equity incentives held by employees of other corporations who are or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of the substituted Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the substituted equity incentives.

          (f) Notices. All notices under the Plan shall be in writing, and if to the Company, shall be mailed to:

          HCA-Hospital Corporation of America
          One Park Plaza
          Nashville, Tennessee 37203
          Attention: Chairman of the Board and
                     Chief Executive Officer

Notices to the Participant shall be delivered personally or mailed to the Participant at his address appearing in the payroll records of the Company. The address of any party may be changed at any time by written notice to the other party given in accordance with this provision.

          (g) Other Company Plans. Nothing contained herein shall prevent the Company from establishing other incentive plans in which Participants in the Plan may also participate. No Award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation.

          (h) Change in Control. Notwithstanding the provisions of the Plan, if there should be a "Change in Control" of the Company, all Stock Options and limited stock appreciation rights that are outstanding under the Plan shall become fully exercisable and all Awards to Participants shall become fully vested as of the date of such Change in Control unless otherwise provided in the Award agreement. For purposes of the Plan, the term "Change in Control" shall mean (a) a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, (b) a sale or other transfer of all or substantially all of the assets of the Company, or (c) a change in the composition of a majority of the Board elected by stockholders within 12 months after any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities representing 20% of the combined voting power of the then outstanding securities of the Company (other than an employee stock ownership plan or other plan of the Company).

          (i) Indemnification. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the consent of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

          (j) Unfunded Plan, etc. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, nor shall the Company be deemed to be a trustee of any rights granted under the Plan and rights to payment of Awards shall be no greater than the rights of the Company's general creditors. Any liability of the Company to any Participant with respect to a Award under the Plan shall be based solely upon any contractual obligations which may be created by the Plan and any agreement consistent with the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.

          (k) Payments to Trust. The Committee is authorized to cause to be established one or more trust agreements from time to time whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

          (l) Six Months Holding Period.  To avoid potential Section
16(b) violations, any equity security granted in an Award hereunder shall be held by any Participant who is subject to Section 16 of the Exchange Act for six months from the date of Award or, in the case of a derivative security, at least six months shall have elapsed from the date of Award to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

          (m) Individual Awards; Officer Authority. The Committee may vary the terms and provisions of individual Awards of any type on a case by case basis and shall not be required to make all Awards of any type uniform. Proper officers of the Company are hereby authorized to prepare, execute and deliver Award agreements or certificates, and amendments thereto, in the name of the Company with such provisions therein as from time to time may be directed by the Committee.

          (n) Governing Law.   The Plan shall be governed by and
construed in accordance with the laws of the State of Tennessee, without reference to the principles of conflicts of law thereof.

          (o) Effective Date. The Plan shall become effective as of February 1, 1992.

Adopted:  December 16, 1991